EXHIBIT 5.1

                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109

                                 April 14, 2000

Avant Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, Massachusetts 02494

Re:      REGISTRATION STATEMENT ON FORM S-8 FOR SHARES TO BE ISSUED PURSUANT
         TO AVANT IMMUNOTHERAPEUTICS, INC. 1999 STOCK OPTION AND INCENTIVE PLAN

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Avant Immunotherapeutics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-8 (the "Registration Statement") relating to 2,000,000 shares of the Company's common stock, par value $.001 per share (the "Registered Shares"), which may be issued pursuant to the Avant Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan (the "Plan").

         As counsel for the Company, we have examined copies of the Plan, the Registration Statement, and the Company's Restated Articles of Organization and Amended and Restated By-laws, each as presently in effect, such records of the corporate proceedings of the Company as deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Delaware.

         Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable by the Company under the Delaware General Corporation Law.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Goodwin, Procter & Hoar LLP

                                                 GOODWIN, PROCTER & HOAR  LLP

                                        6